UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, InnovAge Holding Corp. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Christine Bent as Chief Operations Officer of the Company effective March 20, 2023 (the “Transition Date”). Ms. Bent will replace Maria Lozzano, who will step down from her role as Chief Operating Officer, effective as of the Transition Date, and will remain employed by the Company as a Senior Advisor to Ms. Bent and the Company’s Chief Executive Officer.

Appointment of Chief Operating Officer

Ms. Bent, age 53, joins the Company from Prime Therapeutics LLC, where she was a senior vice president and chief operating officer responsible for, among other things, the company’s day-to-day pharmacy benefit manager, clinical and contact center operations, operational planning, delivery, IT, data and government programs. Ms. Bent joined Prime Therapeutics in 2019. Prior to Prime Therapeutics, Ms. Bent worked at Allina Health from 2007 to 2019 in clinical and operations leadership roles, including as senior vice president from 2011 to 2014, and then as president of Allina Health Group from 2015 to 2019. Prior to that, Ms. Bent held leadership roles at various healthcare institutions, including as vice president at Atrius Health and executive director at Partners Community Healthcare. Ms. Bent currently serves on the boards of directors for organizations including Women’s Health Leadership TRUST and Mount Olivet Home and Careview Home.

In connection with her appointment, Ms. Bent and the Company will enter into an employment agreement, effective March 20, 2023 (the “Employment Agreement”). The Employment Agreement provides (i) an annual base salary of $455,000, (ii) an annual discretionary cash bonus with a target equal to 50% of Ms. Bent’s annual base salary, and (iii) eligibility to receive an annual restricted stock unit grant pursuant to the Company’s omnibus incentive plan (the “Plan”) having an approximate grant date fair value of $400,000. The Employment Agreement also provides for an initial grant of restricted stock units under the Plan having an approximate grant date fair value of $575,000 that will vest in equal installments on the first three anniversaries of the grant date, subject to continued employment on each vesting date.

The Employment Agreement provides that, upon a termination of Ms. Bent’s employment by the Company without “cause” (and not due to her death or “disability”) or by Ms. Bent for “good reason,” each as defined therein, subject to Ms. Bent’s execution, delivery and non-revocation of a general release of claims in favor of the Company, in addition to payment of any base salary earned but not paid, pay in lieu of accrued but unused paid-time-off, reimbursement of any unreimbursed business expenses, and payment of any annual bonus earned but not yet paid, Ms. Bent will be entitled to severance. Severance will consist of (i) 12 months of continued base salary payments, (ii) an amount equal to her target annual bonus, payable in equal installments over the 12-month post-termination period, and (iii) continued healthcare coverage under the Company’s plan, at the Company’s cost, for 12 months post-termination (unless Ms. Bent becomes employed by another employer and is eligible for coverage under such employer’s group health care plans).

The Employment Agreement contains a perpetual confidentiality covenant and non-competition and non-solicitation covenants that apply during employment and for 12 months thereafter.

There are no arrangements or understandings between Ms. Bent and any other person pursuant to which Ms. Bent was appointed as Chief Operating Officer of the Company. Ms. Bent does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Bent and the Company.

Transition and Separation Agreement

In connection with her transition, the Company and Ms. Lozzano have entered into a Transition and Separation Agreement, dated as of February 28, 2023 (the “Transition Agreement”), pursuant to which Ms. Lozzano will step down from her position as Chief Operating Officer as of the Transition Date and will remain employed by the Company as a Senior Advisor to Ms. Bent and the Company’s Chief Executive Officer through August 4, 2023 (the period beginning on the Transition Date and ending on the separation date, the “Transition Period”).

Pursuant to the Transition Agreement, Ms. Lozzano will receive the following payments and benefits during the Transition Period: (i) continued payment of her annual base salary of $376,870 and employee benefits, and (ii) Ms. Lozzano’s Class B Units of TCO Group Holdings, L.P. (the Company’s principal shareholder) scheduled to vest on July 27, 2023 (the “Vesting Date”) will remain eligible to vest on the Vesting Date pursuant to the terms of the award agreement, subject to continued employment through the Vesting Date.

In addition, in consideration of Ms. Lozzano’s services during the Transition Period and support to ensure a smooth transition, the Transition Agreement provides that upon termination of Ms. Lozzano’s employment due to expiration of the Transition Period, or a termination during the Transition Period (x) by the Company without cause or (y) due to Ms. Lozzano’s resignation for any reason during the Transition Period then subject to Ms. Lozzano’s execution and non-revocation of a general release of claims and continued compliance with the covenants and obligations set forth in the Separation Agreement, the Company will provide Ms. Lozzano with the following payments and benefits: (i) base salary continuation for 12 months following the separation date, (ii) a pro-rata portion of Ms. Lozzano’s annual bonus for 2023, based on actual performance through the separation date, and (iii) continued payment of the premium required to be paid for Ms. Lozzano’s continued participation in the Company’s health care plan for the earlier of (x) 12 months following the separation date, or (y) until she is employed by another company.

The foregoing descriptions of the Employment Agreement and the Transition Agreement are not complete and are qualified by reference to the full text and terms of the Employment Agreement and Transition Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of a press release announcing the transition described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

10.1	Employment Agreement, dated February 28, 2023, by and between InnovAge Holding Corp. and Christine Bent
10.2	Transition and Separation Agreement, dated February 28, 2023, by and between InnovAge Holding Corp. and Maria Lozzano
99.1	Press Release of InnovAge Holding Corp., dated March 1, 2023
104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2023
INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer